Exhibit 99.2

NEWS FOR IMMEDIATE RELEASE

First American Contact:	First Advantage Contacts:
David Schulz	John Lamson	Renee Svec
Corporate Communications	Chief Financial Officer	Director of Communications
714.800.3298	727.214.3411, ext. 214	727.214.3411, ext. 212
dschulz@firstam.com	jlamson@fadv.com	rsvec@fadv.com

FIRST ADVANTAGE SIGNS LETTER OF INTENT TO ACQUIRE

FIRST AMERICAN CREDIT INFORMATION GROUP

—Webcasted Conference Call to be Held Today at 4:30 p.m. EST—

ST. PETERSBURG, Fla. and SANTA ANA, Calif., March 22, 2005—First Advantage Corporation (NASDAQ: FADV) and The First American Corporation (NYSE: FAF) today jointly announced the execution of a nonbinding letter of intent whereby First Advantage, a risk mitigation and business solutions provider, will acquire the Credit Information Group (CIG) of The First American Corporation, the nation’s largest data provider, in an all-stock transaction. First American currently owns 69 percent of First Advantage. Included within this segment are First American’s mortgage, automotive, consumer and subprime credit businesses. While the transaction will have no material impact on First American’s operating earnings, it is expected to be immediately accretive to First Advantage’s earnings by 6 cents per diluted share including 4 cents per diluted share of acquisition costs related to this transaction in 2005.

According to the signed letter of intent, The First American Corporation and its First American Real Estate Solutions (FARES) joint venture will receive 26,829,268 shares of First Advantage Class B common stock, valued at $550 million, based upon the agreed upon stock price of $20.50 per share. First Advantage will also issue 975,610 Class B shares to First American in a $20 million debt-to-equity conversion. An additional 2,243,902 shares of First Advantage Class B common stock (valued at $46 million dollars) may be issued to First American and FARES as consideration for two pending CIG acquisitions. When completed, the acquisition will increase First American’s economic ownership interest in First Advantage from 69 percent to approximately 80 percent.

First Advantage’s board of directors has formed a special committee comprised of independent directors and has retained Morgan Stanley as financial advisor with respect to this transaction. The transaction is subject to approval of the independent committee, majority approval by First Advantage’s disinterested Class A shareholders, receipt of a fairness opinion and other customary closing conditions. The special committee is reviewing this transaction and will give its recommendation prior to the signing of a definitive agreement.

The acquisition of the highly complementary credit-related services of CIG will further First Advantage’s position as a leading business information and services provider by adding significant scale and creating a unique combination of data ownership, access and distribution. Today, First Advantage provides a suite of services to assist businesses nationwide with information to minimize risks undertaken when employing, leasing, underwriting, contracting and

-more-

First Advantage Signs Letter of Intent to Acquire First American Credit Information Group

investing in people. Employment background checks, substance abuse testing, tax incentives and credits, resident screening, motor vehicle record reporting and investigative services are some of the major service lines offered to 45,000 clients nationwide. First Advantage is a leader in all of its key business lines, which, following the transaction closing, will expand to include the mortgage/home equity credit, automotive finance and direct-to-consumer credit markets currently dominated by First American’s Credit Information Group.

“We are very excited by the opportunities an acquisition of this magnitude creates for First Advantage,” said John Long, chief executive officer of First Advantage Corporation. “The company emerging from this acquisition will have a market capitalization of over $1 billion, approximately $600 million in annual revenue and strong earnings. This will better position First Advantage for exponential growth, not only organically—thanks to new markets and cross- selling opportunities—but also strategically since we will have the ability to now pursue larger acquisition targets as we continue executing our growth strategy.”

Parker S. Kennedy, chief executive officer of The First American Corporation and chairman of the board for First Advantage Corporation said: “First American’s ongoing commitment to maximizing shareholder value was the catalyst behind this transaction with First Advantage. This is a great move for both companies as it allows First American to focus our growth in the real estate information business, while continuing to benefit from FADV’s growth in the consumer credit and business information services. First American customers will continue to benefit from a close partnership between our companies, and First Advantage is better positioned to capitalize on its growth opportunities.”

Following the close of the transaction, which is anticipated to take place by the third quarter of 2005, the executive management team at First Advantage will be bolstered with the addition of the senior management team of CIG. In particular, Anand Nallathambi, current president of First American’s Credit Information Group, will become the president of First Advantage. The balance of the First Advantage executive management team will remain as it was prior to the closing of the transaction.

First Advantage and First American’s executive management teams will present this transaction in more detail via a teleconference and webcast today, Tuesday, March 22, 2005, at 4:30 p.m. EST. The teleconference dial-in number is toll free in the United States (888) 455-0032, or (517) 308-9014, and the pass code is advantage. The live audio webcast of the call will be accessible from the Investor Relations pages on First Advantage’s Web site at www.fadv.com. An audio replay of the conference call will be available through March 29, 2005, by dialing (203) 369-1480. An audio archive of the call will also be available for replay on First Advantage’s Web site.

Additional Information

In connection with the proposed transaction, First Advantage will file a proxy statement with the Securities and Exchange Commission. Security holders of First Advantage and other investors are urged to read the proxy statement (including any amendments or supplements to the proxy statement) regarding the proposed transaction when they become available because they will contain important information about First Advantage and the proposed transaction. Security holders and investors will be able to obtain a free copy of the proxy statement, as well as other filings containing information about First Advantage, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to First Advantage Corporation at One Progress Plaza, Suite 2400, St. Petersburg, Florida 33701, Attn: Ken Chin, or at kchin@fadv.com. In addition, investors and security holders may access copies of the documents filed with the SEC by First Advantage at www.fadv.com.

- more -

First Advantage Signs Letter of Intent to Acquire First American Credit Information Group

Participants in Solicitation

First Advantage, First American and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions discussed today. The interests of their respective directors and executive officers in the solicitations with respect to the transactions in particular will be more specifically set forth in the proxy statement filed with the SEC, which will be available free of charge as indicated above.

About First Advantage Corporation

First Advantage Corporation (NASDAQ: FADV) provides best-in-class single-source solutions for global risk mitigation and enterprise and consumer screening needs. Incorporating state-of-the-art technology, proprietary systems and data resources, First Advantage is a leading provider of employment background screening, drug-free workplace programs and other occupational health testing, employee assistance programs, corporate tax and incentive services, resident screening, motor vehicle records, transportation business credit services, investigative services, computer forensics and electronic discovery services, supply chain security and consumer location services. First Advantage ranks among the top three companies in all of its major business lines. First Advantage is headquartered in St. Petersburg, Fla., and has more than 1,700 employees in offices throughout the United States and abroad. Further information about the company is available at www.fadv.com.

About The First American Corporation

The First American Corporation is a Fortune 500 company that traces its history to 1889. As the nation’s largest data provider, the company supplies businesses and consumers with information resources in connection with the major economic events of people’s lives, such as getting a job; renting an apartment; buying a car, house, boat or airplane; securing a mortgage; opening or buying a business; and planning for retirement. The First American Family of Companies, many of which command leading market share positions in their respective industries, operate within six primary business segments including: Title Insurance and Services, Specialty Insurance, Mortgage Information, Property Information, Credit Information and Screening Information. With revenues of $6.72 billion in 2004, First American has 31,000 employees in approximately 2,000 offices throughout the United States and abroad. More information about the company and an archive of its press releases can be found at www.firstam.com.

Certain statements made in this press release, including those related to accretion to First Advantage, the market capitalization of First Advantage, revenue and earnings growth of First Advantage, the closing of the transaction, expansion into new markets, ability to pursue larger acquisitions, and ability to execute growth strategy are forward looking. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: interest rate fluctuations; changes in the performance of the real estate markets; limitations on access to public records and other data; general volatility in the capital markets; changes in applicable government regulations; consolidation among both companies’ significant customers and competitors; the companies’ continued abilities to identify and complete acquisitions and successfully integrate acquired businesses; the market price of First Advantage’s Class A common stock; First Advantage’s ability to successfully raise capital; increases in First Advantage’s expenses; unanticipated technological changes and requirements; First Advantage’s ability to identify suppliers of quality and cost-effective data, and other factors described in both companies’ Annual Reports on Form 10-K for the year ended Dec. 31, 2004, as filed with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made. Neither First American nor First Advantage undertakes to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

# # #